EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A2 of our report dated March 31, 2011 relating to the consolidated financial statements of DNA Brands, Inc. appearing in the Company’s Annual Report on form 10-K for the year ended December 31, 2010.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Mallah Furman
Fort Lauderdale, FL
April 14, 2011